Exhibit 99.2

PRESS RELEASE

FOR RELEASE NOVEMBER 19, 2014 AT 12:00 P.M.

For More Information Contact

Thomas K. Sterner

(410) 539-1313

Fraternity Community Bancorp, Inc.

FRATERNITY COMMUNITY BANCORP, INC. ANNOUNCES APPOINTMENT OF

NEW DIRECTOR AND PLAN TO DEREGISTER COMMON STOCK

November 19, 2014 — Fraternity Community Bancorp, Inc. (OTCBB: FRTR), the parent company of Fraternity Federal Savings and Loan Association (the “Bank”), announced today that it has entered into an agreement with Joseph Stilwell, and certain affiliates, and Corissa J. Briglia, pursuant to which Fraternity Community Bancorp, Inc. (the “Company”) and the Bank expanded their Boards of Directors by one member and appointed Ms. Briglia as a director of both entities. The appointment of Ms. Briglia increases the number of directors on the board of each entity to six. She has been appointed to the class of directors with terms expiring at the Company’s 2016 annual meeting of stockholders.

Ms. Briglia is an analyst with The Stilwell Group, where she evaluates and monitors investments, primarily in community banks. She graduated from the University of Pennsylvania with degrees in Psychology and Economics. Ms. Briglia passed Levels I, II, and III of the CFA Exam.

Thomas K. Sterner, Chairman of the Board and Chief Executive Officer of the Company, stated: “We welcome Ms. Briglia to the Board of Directors, and look forward to working with her to build shareholder value.”

Regarding her appointment, Ms. Briglia said, “I am pleased to be joining the Fraternity Community Bancorp board, and I welcome the opportunity to work with my fellow board members and management to achieve the Company’s business goals and growth potential.”

The Company also announced today that it plans to deregister its common stock and suspend its reporting obligations with the Securities and Exchange Commission (the “SEC”).

The Company is taking this action to reduce the legal, accounting and administrative costs associated with being an SEC reporting company. Mr. Sterner said “The decision by the Board of Directors to deregister was made after careful consideration of the advantages and disadvantages of being a public reporting company and the high costs and demands on management’s time arising from compliance with our ongoing SEC reporting requirements.”

After the deregistration becomes effective, the Company will no longer be required to file reports and forms with the SEC, including Forms 10-K, Forms 10-Q and Forms 8-K. The Company and the Bank will continue to provide financial reports to the Federal Reserve Bank and the Office of the Comptroller of the Currency.

The Company anticipates that its common stock will continue to be quoted on the OTC Bulletin Board after deregistration with the SEC to the extent market makers continue to make a market in its shares. No guarantee, however, can be made that a trading market in the Company’s common stock through any over-the-counter market will be maintained.

Fraternity Community Bancorp, Inc. is the holding company for Fraternity Federal Savings and Loan Association, founded in 1913. The Bank is a community-oriented financial institution, dedicated to serving the financial service needs of customers and businesses within its market area, which consists of Baltimore City and Baltimore, Carroll and Howard Counties in Maryland.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, market conditions, the impact of interest rates on financing, local or national economic factors, legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged and the matters described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.